Exhibit 4(b) Advisory and Investment Services Agreements


                          INVESTMENT ADVISORY AGREEMENT

                                     BETWEEN

                TRANSAMERICA OCCIDENTAL'S SEPARATE ACCOUNT FUND B

                                       AND

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY


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                          INVESTMENT ADVISORY AGREEMENT

INVESTMENT ADVISORY AGREEMENT made this 21st day of July, 1999, between Transamerica Occidental Life Insurance Company, a California corporation (hereinafter called the "Company"), and Transamerica Occidental's Separate Account Fund B, a separate account of the Company established by a resolution of the Company's Board of Directors on June 26, 1968, pursuant to Section 10506 of the California Insurance Code (hereinafter called the "Fund").

    WHEREAS, the Fund has been organized for the purpose of providing a separate account for the benefit of equity investment fund contracts and desires to avail itself of the investment experience, assistance and facilities available to the Company and to have the Company perform for it various management and clerical services, and the Company is willing to furnish such advice, facilities and services on the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto agree as follows:

        1. The Fund hereby employs the Company to manage the investment and reinvestment of the assets of the Fund and to perform the other services herein set forth, subject to the supervision of the Board of Managers of the Fund (hereinafter called the "Board") for the period and on the terms herein set forth. The Company hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth for the compensation herein provided.

     2.   In  carrying  out  its   obligations  to  manage  the  investment  and
          reinvestment of the assets of the Fund, the Company shall:

        (a) obtain and evaluate pertinent economic, statistical and financial data and other information relevant to the investment policy of the Fund, affecting the economy generally, and individual companies or industries the securities of which are included in the Fund's portfolio or are under consideration for inclusion therein and make such data and information reasonably available to the Board of Managers of the Fund at its request;

        (b) develop and implement an investment program for the Fund, which shall be subject to the overall review from time to time of the Board of Managers;

        (c) provide necessary personnel to assist the Board in managing the affairs of the Fund, including clerical, bookkeeping, accounting and other office personnel;

        (d) provide for expenses (including all fees) incurred in connection with the registration and qualification of the Fund and contracts issued by the Fund under the Investment Company Act of 1940, the Securities Act of 1933 and state laws;

          (e) provide for the charges and expenses of any custodian or depository appointed for the safekeeping of the Fund's cash, securities or other property;

        (f) authorize and permit any of its directors, officers and employees, who may be elected as directors or officers of the Fund, to serve in the capacities in which they are elected;

        (g) bear the expenses of calling and holding of meetings of Contract Owners, the fees and expenses of members of the Board of Managers, and all ordinary expenses incurred in the ordinary course of business.

        3. Any investment program undertaken by the Company pursuant to this Agreement and any other activities undertaken by the Company on behalf of the Fund shall at all times be subject to any directives of the Board or any duly constituted committee thereof acting pursuant to like authority.

        4. For the services rendered hereunder, the Company shall receive an amount for each valuation period of the Fund, equal to .30% per annum of the value of the Fund as of the end of the period, such amount to be paid to the Company weekly.

        5. With respect to the Fund's portfolio securities, the Company shall purchase such securities from or through and sell such securities to or through such persons, brokers or dealers, as it may deem appropriate. Such persons, brokers or dealers may include those affiliated with the Company.

        6. The services of the Company to the Fund hereunder are not to be deemed exclusive and the Company shall be free to render similar services to others so long as its services hereunder are not impaired or interfered with thereby.

        7. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Company who may also be a director, officer or employee of the Fund to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business or to render services of any kind to any other corporation, firm, individual or association.

          8. This Agreement shall be submitted for approval of the Contract Owners and if then approved this Agreement:

        (a) shall continue in effect only so long as its continuance is specifically approved annually by the Board of Managers of the Fund as required by the Investment Company Act of 1940 or by Contract Owners casting a majority of the votes entitled to be cast by all of Contract Owners;

        (b) may not be terminated by the Company without the prior approval of a new investment advisory agreement by Contract Owners casting a majority of the votes entitled to be cast by all Contract Owners and shall be subject to termination without the payment of any penalty, on sixty days' written notice, by the Board or by vote of Contract Owners casting a majority of the votes entitled to be cast;

          (c) shall not be amended without prior approval by Contract Owners casting a majority of the votes entitled to be cast; and

          (d) shall automatically terminate in the event of its assignment by either party.

    9. The Fund shall pay:

          (a)  brokers'   commissions  in  connection   with   portfolio   asset
     transactions to which the Fund is a party;

        (b) all taxes, including issuance and transfer taxes, which may become payable to federal, state or other governmental entities, with respect to the operation of the Fund; and

        (c) all extraordinary expenses which may be incurred by or on behalf of the Fund in connection with matters not in the ordinary course of business.

        10.  This  Agreement  is subject  to the  provisions  of the  Investment
    Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officials thereunto duly authorized as of the day and year first above written.

  TRANSAMERICA OCCIDENTAL'S            TRANSAMERICA OCCIDENTAL
    SEPARATE ACCOUNT                   LIFE INSURANCE COMPANY
    FUND B

  By                                   By
 President President

                                       By
                                         Secretary


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                          INVESTMENT SERVICES AGREEMENT
           REGARDING TRANSAMERICA OCCIDENTAL'S SEPARATE ACCOUNT FUND B

    THIS AGREEMENT is made between TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, a California corporation, "Occidental", and TRANSAMERICA INVESTMENT SERVICES, INC., a Delaware corporation, "the Services Company".

    WHEREAS, Occidental pursuant to a separate written Investment Advisory Agreement provides investment management and various other services to Transamerica Occidental's Separate Account Fund B, the "Fund", which Fund is registered as a management investment company under the Investment Company Act of 1940; and

    WHEREAS, the Services Company is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of providing investment services to a number of clients, including other investment companies; and

    WHEREAS, the Services Company provides Occidental with investment advisement and other services in connection with the management of Occidental's financial resources under an Investment Advisement and Service Agreement between the two parties; and

    WHEREAS, Occidental desires to retain the Services Company to render certain investment services pertaining to the Fund in the manner and on the terms and conditions hereinafter set forth; and

     WHEREAS, the Manager desires to perform such services in the manner and on the terms and conditions hereinafter set forth;

    NOW, THEREFORE, the parties agree as follows:

1.  INVESTMENT ADVICE AND OTHER SERVICES

    (a) The Services Company shall, to the extent required in the conduct of the investment activities of Occidental with respect to the Fund, place at the disposal of Occidental its judgment and experience and provide Occidental advice and recommendations with respect to the management of the assets of the Fund, including but not limited to the purchase and sale of common stock, convertible preferred stock, notes, bonds, debentures, short term investments and other securities in which the Fund may invest. The Services Company shall also, from time to time, furnish to or place at the disposal of Occidental such reports and information relating to industries, businesses, corporations, or securities as may be reasonably required by Occidental or as the Services Company may deem to be helpful to Occidental in the administration of these investments.

    (b) The Services Company agrees to use its best efforts in providing such advice and recommendations and in the preparation of such reports and information, and for this purpose the Services Company shall at all times maintain a staff of officers and other trained personnel for the performance of its obligations under this Agreement. The Services Company may employ other persons to furnish to it statistical and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as it may desire.

    (c) The Fund and Occidental will from time to time furnish to the Services Company detailed statements of the objectives and investments of the Fund and will provide to the Services Company such information relating to the investments of the Fund as may be available to the Fund or Occidental.

    (d) The Services Company shall take, on behalf of Occidental and the Fund, all actions which it deems necessary to implement the investment policies with respect to stocks, bonds and money market instruments as determined by the Board of Managers of the Fund, the Board of Directors of Occidental, or any committee thereof, and in particular within the limits of those guidelines will determine those securities to be bought or sold and will place all orders for the purchase or sale of such securities for the Fund's account. To that end the Services Company is authorized as the agent of Occidental and of the Fund to give instructions as to deliveries of securities and other documents and as to payments of cash for the account of the Fund in connection with the placing of such orders. Selection of the brokers or dealers with which transactions are executed and negotiation of commission rates will be made by the Services Company.

    Securities orders will be placed with brokers or dealers selected for their ability to give prompt execution at prices and commissions rates (if any) favorable to the Fund, and, in some instances, for their ability to provide statistical, investment research and other services. As part of the process of brokerage allocation, the Services Company is authorized to pay commissions which may exceed what another broker might have charged. To the extent that preference is given in the allocation of portfolio business to those brokers and dealers which provide statistical, investment research, pricing quotations, or other services, the Fund will bear any cost of obtaining such services, and the Services Company and other clients advised by the Services Company, including Occidental, may benefit from those services. Under the provisions of Section 28(e) of the Securities Exchange Act of 1934, the Services Company may determine in good faith that the amount of a commission paid was reasonable in relation to the value of the "brokerage and research services" provided by the executing broker or dealer viewed in terms of the particular transaction or the Services Company's overall responsibilities with respect to accounts as to which it is exercising investment discretion.

2.  ALLOCATION OF CHARGES AND EXPENSES

    (a) The Services Company shall furnish at its own expense executive, supervisory and other personnel and services, office space, equipment, utilities and telephone services in connection with supplying the investment advice, statistical and research services contemplated by this Agreement.

    (b) It is understood that either the Fund or Occidental will pay, pursuant to the separate Agreement between them, for all other expenses in connection with operation of the Fund, including, without limitation, maintenance of accounting and securities records, governmental fees, interest charges, taxes, fees and expenses of independent auditors, legal fees, brokerage and other expenses connected with the execution of security transactions, and custodian and transfer agent fees. Should the Services Company advance or pay any of these or similar expenses, it will be reimbursed by the appropriate party.

3.  COMPENSATION

    Occidental agrees to pay to the Services Company, as full compensation for all services rendered hereunder, a fee at an annual rate of 0.15% (15/100ths of one percent), or such other amount as the parties mutually agree in writing from time to time, of the value of the Fund, as calculated by Occidental on each Valuation Date of the Fund, which fee is to be paid by Occidental to the Services Company quarterly, or more frequently should Occidental elect to do so. Occidental and the Services Company may mutually choose to calculate an estimated quarterly fee, with any applicable fee adjustment being made after the end of the applicable quarter. Fee calculation and payment is solely a matter between Occidental and the Services Company; the Fund has no obligation to pay or take other acts in connection therewith.

    Compensation under this Agreement will only be paid as specified in Section 5 of this Agreement.

4.  NON-EXCLUSIVE AGREEMENT

    This Agreement is non-exclusive as to Occidental, the Fund and the Services Company. Occidental or the Fund may, in its discretion, purchase or obtain information, reports and other services from other sources, including other affiliates of Transamerica Corporation and outside consultants. The Services Company may engage in any other business and may provide similar services to other clients, so long as its services under this Agreement are not impaired; and the Services Company may purchase or obtain information, reports and other services from outside sources, including other affiliates of Transamerica Corporation and outside consultants. The Services Company assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Board of Managers of the Fund, the Board of Directors of Occidental, or any committee thereof, in following or declining to follow any advice or recommendation of the Services Company. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Services Company, whether or not he is also a director, officer or employee of Occidental or the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

5.  EFFECTIVE DATE

    This Agreement shall become effective on , 1999 as to the services and other obligations in this Agreement, provided, however, that the fee specified in
Section 3 will accrue but will not be paid unless and until initial approval of and continuance of this Agreement shall have been approved by a vote of a majority of the outstanding voting securities of the Fund (which matter is expected to be considered at the Special Meeting of Contract Owners scheduled to be held in June, 1999) or by a vote of the Board of Managers of the Fund, and by a majority of the Managers who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940) of any party to this Agreement, and provided further that said fee will in no event be paid prior to , 1999. In the event the Fund does not approve this Agreement and its continuance as specified above, the Services Company will if so requested continue to provide on a temporary basis the services contemplated by this Agreement for a reasonable period until the Fund and Occidental make other arrangements.

6.  CONTINUANCE AND TERMINATION

    This Agreement shall continue in effect from year to year after the initial approval and continuance as specified in Section 5, provided it is approved annually 1) by vote of a majority of the outstanding voting securities of the Fund or by vote of the Board of Managers of the Fund, and 2) by a majority of the Managers of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940) of any party to this Agreement; provided, however, that (a) Occidental, either on its own motion or at the direction of the Fund upon a majority vote of the Board of Managers of the Fund or by the vote of a majority of the outstanding voting securities of the Fund, may, at any time and without the payment of any penalty, terminate this Agreement upon sixty days' written notice to the Services Company; (b) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; and (c) the Services Company may terminate this Agreement without payment of penalty on sixty days' written notice to Occidental and the Fund. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the principal office of such party. Any amendment to this Agreement may be made at any time by mutual written consent of the parties.

7.  APPLICABLE LAW

    This Agreement shall be construed in accordance with the laws of the State of California and the applicable provisions of the Investment Company Act of 1940.

    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement in Los Angeles, California on this 21st day of July, 1999.

                                                    TRANSAMERICA OCCIDENTAL
ATTEST:                                             LIFE INSURANCE COMPANY

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Title:                                              Title:
ATTEST:                                             TRANSAMERICA INVESTMENT
                                                    SERVICES, INC.

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Title:                                              Title: